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                                                                     EXHIBIT 3.3

                                                             [EXECUTION VERSION]



                           CERTIFICATE OF DESIGNATIONS

                                       OF

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       OF

                            SIERRA WELL SERVICE, INC.

         SIERRA WELL SERVICE, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

         That the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly convened and held on March 29, 1999, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation that authorize the issuance of up to 2,500 shares of preferred stock (the "Preferred Stock"):

                  "BE IT RESOLVED, that the issuance of a series of Preferred Stock of Sierra Well Service, Inc. (the "Corporation") is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows.

         SECTION 1. DESIGNATION. The distinctive serial designation of such series shall be "Series A Cumulative Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A.

         SECTION 2. RANK. All shares of the Series A shall rank (i) prior to the Corporation's Common Stock; and (ii) except as specifically provided herein, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of a majority of the holders of Series A and all other series of Preferred Stock obtained in accordance with Section 9(c) hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A).



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         SECTION 3. NUMBER OF SHARES. The number of shares of Series A authorized shall initially be 1,000, which number may from time to time be decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 4. DEFINITIONS. As used herein with respect to Series A, the following terms shall have the following meanings:

                  a. The term "junior stock" shall mean any other class or series of capital stock of the Corporation hereafter authorized over which Series A has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  b. The term "accrued dividends" shall mean an amount computed at the applicable annual dividend rate from the date on which dividends became cumulative to and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends theretofore paid thereon.

                  c. The term "parity stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with Series A in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  d. The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

         SECTION 5.  DIVIDENDS.

                  a. The holders of shares of Series A shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $1,000.00 per share, payable on the first day of January, April, July and October, respectively, in each year, beginning July 1, 1999 (or, if any such date is not a business day, on the next succeeding business day), with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date (each payment date to be designated a "Dividend Due Date"). The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the fifteenth day of November, March, June and



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         September, as the case may be, immediately preceding the relevant
         Dividend Due Date. The record date for the payment of dividends on the Series A shall in no event be more than 60 nor less than 10 days preceding such Dividend Due Date. The dividends payable per share of Series A for each quarterly dividend period shall be computed by dividing the annual dividend rate by four. Dividends on shares of Series A (or fraction thereof) shall accumulate and be cumulative from and after the date of issuance thereof. At the option of the Corporation, dividends payable on shares of Series A on any quarterly dividend payment date may be paid in additional shares of Series A, instead of in cash, at the annual rate of 0.12 shares of Series A per share of Series A then outstanding. To the extent that dividends are paid in additional shares of Series A, such additional shares shall be entitled to receive cumulative dividends at the rates specified herein from the date of issuance thereof.

                  b. Each fractional share of Series A outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A pursuant to this
         Section 5, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue, and shall be payable in the same manner and at such times as provided in this
         Section 5 with respect to dividends on each outstanding share of Series
         A. Each fractional share of Series A outstanding shall also be entitled to a ratably proportionate amount of all distributions made with respect to each outstanding share of Series A pursuant to this Section 5, and all such distributions shall be payable in the same manner and at such times as provided in this Section 5 with respect to distributions on each outstanding share of Series A.

                  c. So long as any share of Series A remains outstanding, no dividend whatsoever shall be paid or declared and no distribution shall be made on any junior stock, other than a dividend payable solely in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (except as a result of a reclassification of junior stock into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and except for the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock). When dividends are not paid in full upon the shares of Series A and any parity stock, all dividends declared upon shares of Series A and all parity stock shall be declared pro rata so that the amount of dividends declared per share on Series A and all such parity stock shall in all cases bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A and all such parity stock bear to each other.

         SECTION 6. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment out of the assets of the Corporation shall be made to or set aside for the holders of any junior stock, the holders of shares of Series A shall be entitled to receive in full an amount equal to $10,000.00 per share (which



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amount is referred to herein as the "liquidation preference"), together with accrued dividends to such distribution or payment date whether or not earned or declared. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Delaware General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities. If the assets of the Corporation are not sufficient to pay such amount in full to all holders of shares of Series A and any parity stock, the amounts paid to holders of shares of Series A and holders of all parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A and all such parity stock.

         If such amount shall have been paid in full to all holders of shares of Series A, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this Section 6, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         SECTION 7.  REDEMPTION.

                  a. The Corporation, at the option of the Board of Directors, may redeem all, but not less than all, of the shares of Series A at the time outstanding, at any time, upon notice given as hereinafter specified, at a redemption price equal to $10,000.00 per share, together with accrued and unpaid dividends to the date of redemption; provided, however, that in accordance with the Corporation's Senior Subordinated Credit Facility, dated as of March 31, 1999 (the "Subordinated Note"), the Corporation shall not be entitled to redeem shares of Series A unless and until all outstanding principal and accrued and unpaid interest under the Subordinated Note has been paid in full.

                  b. Notice of every redemption of shares of Series A shall be mailed by first-class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust



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         company hereinafter referred to irrevocable authorization promptly to give such notice and if on or before the redemption date specified therein all funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest, from such bank or trust company, out of the funds so deposited, at any time after such redemption date. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of Texas, shall have capital, surplus and undivided profits aggregating at least $250,000,000 according to its last published statement of financial condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof. Any funds so deposited or set aside by the Corporation which shall not be required for such redemption because of the subsequent exercise of any right of conversion shall be released or repaid to the Corporation forthwith.

                  c. In the event that the Series A and any parity stock are each the subject of redemption and the total amount of funds legally available for redemption is insufficient to redeem both the Series A and such parity stock, then the Series A and the shares of such parity stock shall be redeemed ratably based on the aggregate redemption amount payable with respect to the shares of Series A and the shares of the parity stock then redeemable.

         SECTION 8.  VOTING RIGHTS.

                  a. So long as any shares of Series A are outstanding, a majority of the holders of Series A shall at all times have the exclusive right to designate a number of members of the Corporation's Board of Directors equal to the greater of: (i) such number as would equal a majority of the maximum authorized number of directors and (ii) such number as would be as close as possible to the product of (x) the percentage of the outstanding voting power of the Corporation entitled to vote generally in the election of directors that is represented by the outstanding shares of Series A at such time, multiplied by (y) the maximum authorized number of directors. Upon receipt by the Corporation of written notice signed by or on behalf of the holders of a majority of the outstanding shares of Series A designating the persons to serve on the Board of Directors as the initial designees of the Series A holders (the "Series A Directors"), the Board of Directors of the Corporation shall immediately appoint the designees named in such notice. In lieu of delivery of notice to the Corporation as described in the preceding sentence, at their discretion, the holders of shares of Series A may



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         elect the Series A Directors at any annual meeting of stockholders or any special meeting of the holders of shares of Series A. The Series A Directors so elected shall hold office until the next annual meeting of the stockholders; the holders of Series A thereafter shall be entitled to elect the Series A Directors at each such annual meeting of stockholders or may designate such directors by written consent or at a special meeting of Series A shareholders, in accordance with the procedures herein provided. If at any time the number of directors that may be designated by the holders of Series A shall increase based on an increase in the percentage of the outstanding voting power of the Corporation represented by the outstanding shares of Series A, the holders of Series A may immediately designate such additional directors by written consent or vote at a special meeting of Series A holders called for such purpose.

                  b. In case any vacancy shall occur among the directors elected by the holders of shares of Series A as provided in this Section 9, such vacancy may be filled for the unexpired portion of the term by majority vote of the remaining directors theretofore elected by such holders (if there is one or more remaining directors) or, in the alternative, by the written consent or vote (at a special or annual meeting) of a majority of the holders of the Series A then outstanding and entitled to vote for such directors.

                  c. Any director elected by the holders of Series A may be removed from office at any time with or without cause, but only by the written consent or vote (at a special or annual meeting) of a majority of the holders of the Series A then outstanding and entitled to vote for such directors.

                  d. Upon the written request of holders of a majority of the outstanding shares of Series A addressed to the Secretary of the Corporation at the principal office of the Corporation, the Secretary of the Corporation shall call a special meeting of Series A holders. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the bylaws of the Corporation, as then in effect, for the holding of stockholder meetings.

                  e. Any action required or permitted to be taken by the Series A stockholders at any stockholder meeting, whether annual or special, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series A having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

                  f. As to matters other than the election of directors, the holders of Series A shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote. Each share of Series A shall entitle its holder to cast a number of votes equal to the number of votes that could be cast by a holder of the percentage of then outstanding shares of Common Stock (calculated on a fully



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         diluted basis) equal to the Voting Ratio as of the record date for such vote, or if there is no record date for the vote, on the date such vote is taken. The "Voting Ratio," which shall be subject to adjustment from time to time upon the Corporation's issuance of additional shares of Series A, shall be equal to: (x) 0.16 divided by (y) the sum of (i) 500 plus (ii) the number of additional shares of Series A issued by the Corporation since the initial date of issuance of the Series A. The term "fully diluted" shall mean the total number of shares of Common Stock outstanding assuming the exercise of all outstanding warrants, stock options or similar rights to acquire shares of Common Stock and the conversion of all evidences of indebtedness, shares (other than Common Stock) and other securities convertible into or exchangeable for shares of Common Stock; provided, the total number of shares of Common Stock outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

                  g. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of a majority of the shares of Series A and all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, voting separately as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           i. any amendment, alteration or repeal (including by merger or consolidation) of any of the provisions of the terms of the Series A or any other amendment, alteration or repeal of any provisions of the certificate of incorporation or of the by-laws of the Corporation;

                           ii. the authorization or creation of, or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series of capital stock of the Corporation ranking prior to or on a parity with Series A in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

                           iii. any (x) merger or consolidation of the Corporation with or into any other corporation, unless the Corporation shall be the surviving or resulting corporation and the shares of Series A remain outstanding immediately upon completion of such merger or consolidation or (y) sale of all or substantially all of the Corporation's assets; or

                           iv. any issuance of shares of Series A other than pursuant to Section 5(a).

         SECTION 9. OTHER RIGHTS. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation.



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         SECTION 10. RESTATEMENT OF CERTIFICATE. Upon any restatement of the
Certificate of Incorporation of the Corporation, Sections 1 through 10 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading "Series A Cumulative Preferred Stock" and this
Section 11 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 10 may be changed for convenience of reference or for any other proper purpose."



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        [SIGNATURE PAGE - SERIES A PREFERRED CERTIFICATE OF DESIGNATIONS]

         IN WITNESS WHEREOF, Sierra Well Service, Inc. has caused this certificate to be signed by Bill E. Coggin, its Vice Chairman, this 31st day of March, 1999.



                                       SIERRA WELL SERVICE, INC.,
                                       A Delaware corporation


                                       By:  /s/ Bill E. Coggin
                                          --------------------------------------
                                       Name:    Bill E. Coggin
                                       Title:   Vice Chairman



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